UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 15, 2005

Abgenix, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-24207	94-3248826
(Commission File Number)	(IRS Employer Identification No.)

6701 Kaiser Drive, Fremont California	94555
(Address of Principal Executive Offices)	(Zip Code)

510-284-6500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                     Other Events

Abgenix, Inc. (the “Company” or “Abgenix”), its directors and Amgen Inc. (“Amgen”) have been named in a purported class action lawsuit filed on December 15, 2005, under the caption Carter v. Abgenix, Inc., et al., Case No. RGO5246834 (Dec. 15, 2005), in the Superior Court of the State of California, Alameda County.  The complaint, which purports to be brought on behalf of all Abgenix stockholders, excluding the defendants and their affiliates, alleges that the $22.50 per share in cash to be paid to holders of Abgenix common stock in connection with the merger (the “Merger”) of Abgenix with Athletics Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Amgen, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 14, 2005, among Abgenix, Amgen and Merger Sub, is inadequate and that Abgenix’s directors violated their fiduciary obligations to holders of Abgenix common stock in negotiating and approving the Merger Agreement.  The complaint also purports to assert claims against Abgenix and Amgen in connection with these matters.  The complaint seeks various forms of relief, including injunctive relief against consummation of the proposed merger.  Abgenix believes that this lawsuit is without merit and intends to vigorously defend the action.

The information contained herein is summary information that is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time.  The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as it believes is warranted.  Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosures.

Participants in Solicitation

Amgen and Abgenix and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Abgenix stockholders in connection with the merger.  Information about the directors and executive officers of Amgen and their ownership of Amgen’s stock is set forth in the proxy statement for Amgen’s 2005 Annual Meeting of Stockholders.  Information about the directors and executive officers of Abgenix and their ownership of Abgenix’s stock is set forth in the proxy statement for Abgenix’s 2005 Annual Meeting of Stockholders.

Additional Information About the Acquisition and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Abgenix by Amgen.  In connection with the proposed acquisition, Amgen and Abgenix intend to file relevant materials with the SEC, including Abgenix’s proxy statement.  STOCKHOLDERS OF ABGENIX ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ABGENIX’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Abgenix stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Abgenix.  Such documents are not currently available.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934.  Such forward-looking statements are subject to uncertainties that could cause actual future events and results of the Company to differ materially from those expressed in the forward-looking statements. These forward-

looking statements are based on estimates, projections, beliefs, and assumptions that the Company believes are reasonable but are not guarantees of future events and results.

Actual future events and results of the Company may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.  Factors that could cause actual results to differ materially from those contemplated above include, among others: the financial performance of Abgenix through the completion of the Merger, satisfaction of the closing conditions set forth in the Merger Agreement, including the approval of Abgenix stockholders and regulatory approvals, the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, the failure of the Merger to close for any reason, business uncertainty and contractual restrictions during the pendency of the Merger, a significant delay in the expected completion of the Merger, regulatory review and approvals, the uncertainty of the outcome of research and development activities, manufacturing capabilities and difficulties and the complexity of the Company’s products, competition generally and the increasingly competitive nature of the Company’s industry, litigation, stock price and interest rate volatility, marketing effectiveness, liability from as-yet-unknown litigation and claims and changes in laws, including tax laws, that could affect the demand for Company’s products.  In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions and governmental and public policy changes.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause the Company’s actual results to differ materially from those contemplated in the forward-looking statements included in this Current Report on Form 8-K should be considered in connection with information regarding risks and uncertainties that may affect the Company’s future results included in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABGENIX, INC.

	By:	/s/ Donald R. Joseph
Donald R. Joseph
Senior Vice President and General Counsel
Date: December 22, 2005